UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 15, 2011   (Date of earliest event reported): November 10, 2011

First Quantum Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52759 (Commission File Number)	20-4743354 (IRS Employer Identification No.)

290 Lenox Avenue, New York, NY  10027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (855) 633 - 3738

2101 Vista Parkway, Suite 292, West Palm Beach, FL 33411 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 5.06

Change in Shell Company Status.

OVERVIEW

On October 28, 2011, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Andrew Godfrey, our Chief Executive Officer, DiMi Telematics, Inc. (“DiMi Telematics” or “DTI”) and the holders of all of the issued and outstanding capital stock of DiMi Telematics (the “DiMi Shareholders”).

Under the Share Exchange Agreement, we exchanged 87,450,000 shares of our common stock (the “First Quantum Shares”) for 100% of the issued and outstanding shares of DiMi Telematics (the “DiMi Shares”). The exchange of the DiMi Shares for the First Quantum Shares is hereinafter referred to as the “Share Exchange.” The First Quantum Shares issued in the Share Exchange represent 85.8% of our issued and outstanding common stock immediately following the Share Exchange. As a result of the Share Exchange, DiMi Telematics is now our wholly-owned subsidiary.

In connection with the Share Exchange, (a) 15,000,000 shares of our issued and outstanding common stock owned by Kesgood Company, Inc. were surrendered for cancellation and (b) our officers and directors resigned and the following individuals assumed their duties as officers and directors:

Name	Title(s)
Barry Tenzer	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Roberto Fata	Executive Vice President – Business Development and Director

A closing of the Share Exchange occurred on November 10, 2011. As a result of the Share Exchange, we are no longer a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information required by Form 10 of the Exchange Act follows:

FORM 10 DISCLOSURE

Following the Share Exchange, our business and operations are now those of DiMi Telematics. The following discussion includes information about the business operations, management and financial condition of DiMi Telematics. Unless specifically set forth to the contrary, when used in this report the terms "we," “us,” "our,” the "Company" and similar terms refer to First Quantum Ventures, Inc., a Nevada corporation, and its wholly-owned subsidiary, DiMi Telematics, Inc., a Nevada corporation.

General

DTI designs, develops and distributes Machine-to-Machine (M2M) communications solutions used to remotely track, monitor, manage and protect multiple mobile and fixed assets in real-time from virtually any web-enabled desktop computer or mobile device. Through our proprietary software and hosted service offerings, DTI is endeavoring to capitalize on the pervasiveness and data transport capabilities of wireless networks in order to facilitate communications and process efficiencies between commercial and industrial business owners/managers and their respective networked control systems, sensors and devices.

Strategically, DTI is focused on the M2M market segments in which we can provide highly differentiated and value-driven solutions capable of unleashing tangible productivity gains, material cost reductions and quantifiable risk mitigation across an enterprise.

DiMi Telematics’ mission is to earn global distinction as the leading supplier of world class M2M communications solutions that empower our customers to optimize efficiencies and productivity through remote tracking, monitoring, management and protection of their most valuable assets.

To date, we have not yet commenced commercial marketing of DiMi and have not yet generated revenues from operations. DiMi is currently being beta tested in anticipation of initial commercial roll-out, which it is anticipated will take place in the third quarter of 2012.

The DiMi Solution Platform

DTI’s flagship M2M solution is “DiMi,” a proprietary, patent-pending, business intelligence and two-way communications platform that captures and seamlessly integrates real-time data from networked tracking, monitoring, alarm and alert systems, sensors and devices; and, in turn, centralizes this data onto an online command and control dashboard that is accessible 24/7 by a designated user or community of designated users through the secure DiMi Internet portal, found at www.dimispeaks.com.

With adoption of the DiMi M2M communications platform, users can remotely control, monitor, manage and acquire data from their operational assets, providing the interface for lighting, temperature, humidity, keycard access, fleet management and many other vital systems that impact the enterprise. DiMi uses established secure technology standards (i.e. LONet, MODbus, BACnet and ELK) combined with a unique, proprietary software interface that keeps users connected to their asset management and control systems through any web-enabled computer or mobile device.

By providing dynamic, real-time access to critical information from a wide array of new or legacy sensors, GPS tracking tools and/or diagnostic devices – irrespective of their make, model or manufacturer, DiMi alerts or reports back to its users via familiar communication tools, like IM, email, HTML and text messaging. Users can even issue global commands to its asset management and control systems through the DiMi software interface.  Moreover, DiMi leverages the collected knowledge of a particular asset or assets and compares it to historical performance metrics and other critical benchmarks through an integrated data management module, giving users insight that allows them to rapidly identify and implement proper preventive maintenance measures, efficiency improvements and other key operational activities.

DTI’s proprietary M2M solutions utilize a cloud-based, two-way communications delivery platform, marketed as “DiMi.”  Leveraging the power, scalability and flexible turnkey advantages of DiMi’s patent-pending software and hosting platform, users are able to remotely track, monitor, manage and protect multiple mobile and fixed assets in real-time from virtually any web-enabled desktop computer or mobile device while located anywhere in the world.  DiMi features a robust, customized interface that gives its users secure command and control functionality of multiple remote, connected sensors, alarms and diagnostic devices. Moreover, the intuitive DiMi framework readily adapts to and integrates both new and legacy monitoring/sensing equipment – irrespective of make, model or manufacturer – providing for simplified, economical M2M deployments.

DTI’s DiMi solution is currently being used to actively monitor property management systems in several high-rise commercial and residential buildings in New York City – all beta sites which have served to demonstrate the efficacy of the DiMi technology and M2M communications platform.  Moving forward, DTI intends to concentrate its DiMi commercialization efforts on marketing the solution to property management companies, commercial property developers, government/military installations, industrial facilities, retail and restaurant chains, colleges and universities, fleet managers, and any business or institutional concern with valuable fixed and mobile assets requiring remote surveillance, regular maintenance or general oversight.

We expect to deliver DiMi as a monthly, hosted service that puts critical information into the palm of its user’s hands with no major hardware investments. Our hosting platform can be tailored for each customer to create secure and reliable end-to-end connectivity between their specific remote connected equipment and DiMi’s proprietary web interface. Once a new client’s core M2M business needs have been confirmed, DTI will closely collaborate with the client to design the organizational and process modifications required to ensure a successful DiMi launch, offering full service project definition, management, user interface customization, implementation services and ongoing quality assurance and testing.

Uses and Benefits of the DiMi Solution

Due to the knowledge and experience of our executive management in real estate operations and management, we have initially targeted the real estate management industry for initial commercialization of the DiMi Platform solution. Among the uses and benefits of DiMi in the real estate industry are the following:

“Smart” Facility Management

Today’s buildings – whether residential, commercial, medical or otherwise – are sustained through operation of various utility systems. Through these systems, electricity, heat, HVAC, water, lighting, security and other necessities, are provided to the buildings.

Some conventional systems are controlled by human operators and, thus, require maintenance staff on-site or on-call to control, maintain and otherwise operate them. Others may be controlled electronically or through a combination of electronic and human control. These systems force building owners to extend additional resources and incur burdensome costs in order to maintain proper operation of the systems, as well as account for human errors that may result from improper system operation or management. Moreover, many conventional systems are not capable of remotely controlling multiple buildings having multiple building functionalities using a single monitor and control device and be adaptable to various control interfaces that are used by the buildings and facility managers.

DTI’s DiMi solution works as a centralizing component of a facility or multiple facilities’ management system, acquiring and interpreting data from literally thousands of networked devices monitoring systems operating in multiple locations.

Whether a facility manager is looking to save oil and gas, monitor carbon emissions, avert a flood or monitor and control temperatures, lighting or remote keycard access, DiMi provides a fully integrated, affordable solution. Moreover, DiMi allows our clients to evaluate their building management practices for strengths, weaknesses and opportunities to be greener, more productive and more efficient. DiMi’s virtual grid can track and sort building data to enable cost savings, reduce the carbon footprint and set new global standards of performance for the facility management industry.

Energy Savings

For boilers to run at peak efficiency, operators must attend to boiler staging, water chemistry, pumping and boiler controls, boiler fuel-air mixtures, burn-to-load ratios and stack temperatures. DiMi can consolidate all the above efficiency-enhancing metrics and provide monitoring of water chemistry and temperature to improve equipment efficiency and reduce energy expenditures. DiMi provides these features on a cost effective platform which empowers users to realize significant cost savings.

DiMi can help maintain consistent temperature throughout buildings and provide the ability for managers to monitor and control irregularities. Users benefit from being able to prevent system wear and tear from operating under stress; increase the life of the systems through proper timing of maintenance; determine peak efficiencies and set pre-defined conditions and alerts. DiMi’s service can also measure water consumption by unit to ascertain actual usage by tenant and carbon emissions to track actual changes.

Enhanced Security

DiMi can provide remote monitoring, control and access to restricted areas. Our technology provides an audit trail that enables users to see who accessed a room and when. The ability to track entries to individual rooms via the audit trail eliminates the cost need to replace locks and lost keys. DiMi readily interfaces with most alarm panels on the market as well as most existing keycard access systems.

Disaster Management

Water leaks and flooding can be costly problems for property managers and owners. DiMi can help by providing the ability to monitor strategically placed water sensors in bathrooms, elevator shafts, rooftop drains or any other problem area. Users will be alerted if there are any irregularities within a defined scope to avert catastrophes. Hurricane shields can be activated from a remote location to avoid disaster and minimize costs in protecting an asset.

Routine Maintenance

All forms of routine maintenance that can be automated can be controlled directly using the DiMi M2M communications solution. From pre-defined schedules, on a demand basis when equipped with the proper sensors, or from a user’s IM account anywhere the Internet is accessible, maintenance can be performed at will. As an example, automated service calls can be enabled when the boiler is operating outside of predetermined optimal ranges. Or, storage tank levels can be preset to enable DiMi to trigger automatic scheduling of oil deliveries.

Building Value

We believe that a building that incorporates DiMi will have a documented pedigree of asset performance. Energy management and efficiency gains, along with maintenance and repair history, are mapped through our Master Data Management module. DiMi’s information management capabilities increase property return on investment and overall property value.

The Marketplace

Although widely heralded as a “transformative” technology, M2M is not new. The concept was first used during World War II for identifying “friend” or “foe” to prevent pilots from hitting the wrong targets. Satellites use M2M to fire engines based on guidance and navigation sensors. Garage door openers respond to the clicker in a car. The difference now is that you can network the sensors in devices and objects, and use the data for extended purposes, such as recognizing that the garage door was left open and notifying the homeowner or security company to close it by way of remote command.

M2M – also commonly called “ubiquitous” or “pervasive” computing – refers to digital microprocessors and sensors embedded in everyday objects and connected to networks. M2M most often refers to “machine-to-machine,” although mobile-to-machine or man-to-machine is also used to describe this fast evolving family of technologies. Because M2M communications can exist in practically any machine, environment and market, it holds the potential to reshuffle entire industry structures, creating an anticipated windfall for technology enablers in the M2M arena and enabling an array of solutions that deliver new levels of “smart services” and commerce.

According to FocalPoint Consulting Group, the global M2M market is expected to reach $50 billion in 2011 and will grow five-fold to $250 billion by 2012.  Moreover, GSMA, an industry association representing the interests of over 800 mobile operators worldwide, is forecasting that a connected universe of up to 50 billion M2M devices will develop over the next 15 years.

Juniper Research reported in May 2011 that M2M connections will be the catalyst for over $35 billion of new service revenues across a diverse range of industry sectors by the end of 2016. Specific sectors noted as having particularly strong potential include consumer and commercial telematics, smart metering, point of sale, retail, banking, mobile health monitoring, smart buildings and security.

According to an article published on GoingM2M.com on July 22, 2011, titled “Verizon and AT&T Realize Greater Future in M2M,” the mobile carriers managed to add 3.4 million new subscribers in the second quarter of 2011. Of Verizon’s new adds, 40% came from wholesale and other devices with the majority coming from M2M connections. AT&T reported a similar ratio, noting that 30% of its newly connected devices came from new M2M connections.

Secondary Target Markets

Distilling customer needs to discreet services allows us to target and expand high value opportunities and generate critical need niches in vertical market sectors. Combining these niches into a consolidated service, offering a single point customer interface, is expected to give DiMi Telematics key competitive differentiation in the marketplace.

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Restaurant and Retail Chains – DiMi can provide owners and managers of restaurants and retail businesses the ability to monitor and control multiple locations remotely from any web-enabled computer or mobile device. We can provide the interface that gives users real-time insight and control of critical systems within their establishments that enable them to reduce costs, manage more efficiently and increase their return on investment. As long as there is Internet access, users can monitor and manage all of their properties – whether at home, walking down the street or traveling out of the country.

Specific to restaurants, DiMi provides the ability to monitor the humidity and temperature of walk-in environments, such as freezers, wine cellars and refrigeration units, helping to ensure that meats age properly, cellaring of wines is maintained and cheese or other perishables are well stored. When a power failure or surge occurs, immediate alerts are sent to a manager or owner’s handheld device, enabling quicker response times and reducing the loss of inventory from food spoilage or wine cellar temperature fluctuation.

Weather extremes may also trigger instability in a restaurant environment. DiMi helps by providing the ability to remotely monitor temperatures through one or many restaurants and signal any deviation from normal.

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Schools, Colleges and Universities – With DiMi, educational facilities can experience the peace of mind that comes with being able to monitor points of entry as well as restricted areas on-site or remotely from any web-enabled computer or mobile device.

Our solution helps to protect sensitive documents, dormitories and classrooms housing expensive assets, such as computer centers, biotech labs, movie production and digital publishing facilities. Moreover, through use of DiMi’s auditing capabilities, school building managers can mitigate losses due to theft and receive immediate, real-time feedback in emergency situations, including security breaches, fire, smoke, gas leaks, and CO and CO2 alerts, among other potential crises.

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Healthcare Facilities – In addition to benefiting from the same remote monitor and control capabilities afforded all sectors involving the management of building systems, healthcare facilities can leverage DiMi M2M communications solutions in highly innovative ways to enhance resident patient care.

For instance, DiMi can enable care facilities with an ability to prevent scalding due to inconsistencies in tap water temperature. The risk is increased where the resident population may be elderly and prone to sensory loss and because nerve reaction times are reduced; thus the intuitive reaction to pull away from the scalding hot water is not sufficient to avoid potentially severe skin burns.

Another potential application is home monitoring of patients suffering from chronic diseases and conditions, such as congestive heart failure, hypertension, diabetes, asthma and obesity. Hospitals, clinics and physician practices can utilize DiMi to establish an additional communication channel with their patients, removing geographic barriers and enhancing the quality of care.

Connecting with Telehealth devices used in the home and accessed via any web-enabled computer or wireless device, DiMi’s powerful interface can give medical staff the ability to monitor and quickly assess – in real-time – an at-home patient’s oxygen levels, pulse, blood pressure and other vital statistics, potentially reducing hospitalization rates, improving treatment plans and decreasing emergency room visits. Moreover, DiMi’s data management module captures important patient data for medical records, which can help reduce costs related to paperwork and prevent costly mistakes that could lead to malpractice claims.

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Industrial Complexes – DiMi’s cloud-based M2M communications platform supports a vast array of possibilities to employ innovative tracking, sensing, monitoring, alerting and reporting equipment to remotely monitor and manipulate industrial control systems. Integrating with existing or new backend systems, DiMi can serve as the command and control interface for a vast number of industrial M2M applications in sectors that range from oil and gas, water treatment and waste management to manufacturing, green power generation and utilities.

One possible DiMi application is managing an industrial complex’s consumption of energy by reducing or shifting electricity use to improve electric grid reliability, manage electricity costs, and encourage load shifting or load shedding during times when the electric grid is near capacity. Another would be real-time remote monitoring and control of automated irrigation systems for a commercial farming enterprise or monitoring and detecting tank leaks at oil refineries.

Because DiMi is hardware-agnostic and readily customized to address the demands of any industrial sector, we believe that the DiMi interface can be leveraged and applied to protect a vast array of fixed and mobile assets deemed valuable and mission-critical.

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Logistics/Fleet Management - Powered by DiMi, DiMi Telematics provides the commercial transport industry with a cost effective method of monitoring in real-time all aspects of fleet operations, including driver and vehicle performance, geo-tracking, safety, compliance and efficiency. The resulting benefits range from the successful streamlining of routes and schedules to save money in fuel consumption and personnel costs, to mitigating risk and lowering insurance costs.

U.S. legislation (Food Safety Act 1990, Quick Frozen Foodstuffs Regs 1995 and the Temperature Control Regs 1995) mandates that mobile transporters of chilled food products closely monitor the temperature of goods in transit to protect from spoilage. Working in concert with automated, wireless temperature monitoring devices, DiMi is able to transmit alerts directly to fleet managers and/or refrigerated truck drivers when load temperatures approach predefined levels requiring immediate attention.

Competition

Given the positive outlook for the M2M industry and our targeted market segments, we must contend with the reality that we are selling our solutions in intensely competitive markets. Some of our competitors have significantly greater financial, technical, sales and marketing resources than we do. As the markets for our software products and hosting services continue to develop, additional companies, including those with significant market presence in the wireless industry, could enter the markets in which we compete and further intensify competition. In addition, we believe price competition may become a more significant competitive factor in the future.

Several businesses that share the M2M space can be viewed as competitors, such as M2M application service providers, Mobile Virtual Network Operators, system integrators and wireless operators/carriers that offer a variety of the components and services required for the delivery of complete M2M solutions.

We believe we have a competitive advantage and are uniquely positioned as an M2M solution-centric business since our M2M communications platform is hardware-agnostic, and our hosting environment is in the cloud – this gives us the ability to help businesses lower their IT infrastructure costs and management requirements while improving performance, scalability and flexibility.

We have also taken – and will continue to take – the necessary steps to secure the proprietary aspects of our applications through patent filings in the U.S. and in key international markets. Moreover, we intend to remain focused on proactively developing best-of-breed Internet-enabled M2M solutions that are designed to effectively meet the evolving needs of our primary target market, namely web-based remote asset tracking, management and control with applications in the commercial, industrial, educational, government and military sectors.

The markets for our M2M communications solutions will remain characterized by rapid technological change and evolving industry standards. Nonetheless, the principal competitive factors in these markets will continue to be product performance, ease of use, reliability, price, breadth of solution offerings, sales and distribution capability, technical support and service, customer relations, and general industry and economic conditions.

We believe that our consultative approach to enabling hosted M2M technologies for our clients – as well as the attention we give to their specific needs, requirements and circumstances – are critical competitive differentiators that we are dedicated to preserving and nurturing as we grow. Moreover, prudent and timely integration of new and emerging digital and web technologies into our M2M communications platform will remain an underpinning mission for DTI if we are to earn and maintain distinction as a recognized industry leader.

Among the public companies with whom we may compete are: Digi International, Inc. (Nasdaq:DGII); EnerNOC, Inc. (Nasdaq:ENOC); Evolving Systems, Inc. (Nasdaq:EVOL); Gemalto, NV (OTCQB:GTOFF); Numerex Corp. (Nasdaq:NMRX); RF Monolithics, Inc. (Nasdaq: RFMI); Telular Corporation (Nasdaq:WRLS); and Trimble Navigation Ltd. (Nasdaq:TRMB). Many of these competitors have greater name recognition, and fiscal and other resources than we have and we may never become a competitive influence in the marketplace.

Plan of Operations

DiMi Telematics, Inc. is headquartered in New York City and organized under the laws of Nevada. Aside from the oversight and administration of our corporate, financial and legal affairs by the executive management team, once commercial roll-out of DiMi takes place, our Company’s operating activities will be centralized in three core areas:

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Sales and Marketing, which will employ both direct and indirect sales models utilizing an in-house business development team, partners and resellers and self-service through a service on-demand web interface.

Our initial sales and marketing team will be comprised of our current management staff, and supplemented by the hiring of dedicated sales professionals as the Company matures. However, DTI intends to immediately begin building out its global distribution network through reseller and strategic marketing agreements with qualified third party sources. To support and nurture strong relationships with our future sales and marketing partners, we expect to provide co-marketing, trade show support, product training and DiMi demo units, while also actively engaging in industry awareness and lead generation programs.

Once a new client’s core M2M business needs have been confirmed, DTI’s Solutions Team will closely collaborate with the client to design the organizational and process modifications required to ensure a successful DiMi launch, offering full service project definition, management, user interface customization, implementation services and ongoing quality assurance and testing.

In order to achieve accelerated market penetration and sustainable, recurring revenue from a global customer base, DTI expects to ultimately adopt a hybrid sales and marketing model involving direct sales (Solutions Team); channel sales (via leading Value-Added Resellers (VARs) and distributors dedicated to niche market applications that DiMi is capable of addressing in target domestic and international markets); and strategic marketing and integration collaborations with industry leading system integrators, Original Equipment Manufacturers (OEMs) and large cellular carriers and dealers.

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Operations, which will be responsible for managing daily activities related to monitoring and administering our cloud-based server operations; 24/7 client service/help desk; professional services and installation support; and quality assurance and testing of our DiMi software and hosting platform, as well as the implementation and ongoing administration of our hosted clients’ M2M communications platforms.

Our DiMi solution is currently being used to actively monitor property management systems in numerous high-rise commercial and residential buildings in New York City – all beta sites owned and managed by the FATA Organization. These sites have served to successfully prove out the DiMi software technology and hosting platform and will provide DTI’s sales and marketing team with the capability to provide live demonstrations of the DiMi platform.

After our Solutions Team work in close collaboration with our customers throughout their respective DiMi implementation projects, our Account Service Representatives will assume responsibility for ongoing technical and administrative support following DiMi’s deployment. In addition, our customers will have access to a dedicated team of customer service and technical specialists who can be reached after hours and on weekends through a telephone helpdesk and an online technical support center.

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Product Development, which will be charged with enhancing our existing M2M software applications and services and introducing new and complementary hosted products and applications on a timely basis. We anticipate that the creative formulation of enhancements and new product conceptualization will be performed in-house by our officers and directors. Thereafter, we intend to outsource software enhancement and product development to outside third parties.

Currently, DTI, in collaboration with its outsource software development team, is engaged in developing the next generation of its M2M communications platform: DiMi 4.0. is being designed to provide for a number of technological enhancements and new user benefits being built into the system, including Voice Over Internet Protocol. Based on current development timelines, DiMi 4.0 should be finalized and ready for commercial launch on or before the end of the third quarter of 2012.

At that time, DTI intends to concentrate its DiMi commercialization efforts on marketing the solution to property management companies, commercial property developers, government/military installations, industrial facilities, retail and restaurant chains, colleges and universities, fleet managers, and any business or institutional concern with valuable fixed and mobile assets requiring remote surveillance, regular maintenance or general oversight.

Intellectual Property

DiMi Telematics’ M2M communications solutions rely on and benefit from our portfolio of intellectual property, including pending patents, trademarks, trade secrets and domain names.

Patent Applications:

1.

U.S. Patent Application No. 12/798,923

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Filed April 13, 2010

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Title: Monitoring and Control Systems and Methods

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Jurisdiction: U.S. Patent and Trademark Office

2.

International Application Serial No. PCT/US2010/030882

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Title: Monitoring and Control Systems and Methods

3.

Taiwan Patent Application Serial No. 99111633

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Title: Monitoring and Control Systems and Methods

U.S. Trademark Applications

1.

Greenfreak Serial No.: 77724645

2.

Domain Names

http://www.dimispeaks.com

http://www.greenfreak.com

http://www.controlfreak.org

http://www.theicontrol.us

http://www.icontrol.mobi

http://www.icontrolmultiple.com

http://www.icontrolnow.com

http://www.icontrolonline.com

http://www.greened.biz

http://www.greenfreak.biz

http://www.green-freak.com

http://www.green-freak.info

http://www.green-freak.me

http://www.green-freak.mobi

http://www.green-freak.org

http://www.greened.ws

http://www.greenfreak.info

http://www.greenfreak.me

http://www.greenfreak.mobi

http://www.greenfreak.ws

http://www.greened.net

http://www.askdimi.net

http://www.askdimi.org

http://www.askdimi.info

http://www.askdimi.biz

http://www.askdimi.us

http://www.cntrlfreaks.biz

http://www.cntrlfreaks.us

http://www.cntrlfreaks.com

http://www.cntrlfreaks.info

http://www.cntrlfreaks.net

http://www.cntrlfreaks.org

http://www.greenfreak.us

http://www.greenfreak.com

http://www.Precisionloc8.com

http://www.Precisionloc8.net

http://www.Precisionlok8.com

http://www.Precisionlok8.net

http://www.Precisionlocate.com

http://www.Precisionlocate.net

http://www.DiMiTelematics.com

http://www.DiMiTelematics.net

http://www.DiMiTM.com

http://www.DiMiTM.net

http://www.DiMi-tm.com

http://www.DiMi-tm.net

http://www.DiMi-m2m.com

http://www. DiMi -m2m.net

http://www. DiMi m2m.com

http://www. DiMi m2m.net

History

History of DiMi Telematics

DiMi Telematics, Inc. was formed as a Nevada corporation on January 28, 2011 under the name Medepet, Inc. On or about May 23, 2011, DiMi Telematics increased the number of shares it was authorized to issue from 100,000,000 shares, par value $.0001 per share, to 200,000,000 shares of common stock, par value $.0001 per share. On June 30, 2011, Medepet, Inc. changed its name to Precision Loc8, Inc.; on July 28, 2011, Precision Loc8, Inc. changed its name Precision Telematics, Inc.; and on August 10, 2011, Precision Telematics changed its name to DiMi Telematics, Inc.

On or about July 31, 2011, Dimi Telematics entered into an Asset Purchase Agreement with Roberto Fata pursuant to which Mr. Fata sold and Dimi Telematics purchased, the technology encompassing DiMi, including certain specified assets used in the remote monitoring and control of building management systems through unique software interface. See “Certain Relationships and Related Transactions.”

History of First Quantum Ventures

First Quantum Ventures, Inc. was originally formed as Cine-Source Entertainment, Inc., (“Old Corporation”), a Colorado corporation, on July 29, 1988. Pursuant to a Plan of Merger dated February 24, 2004, the Old Corporation filed Articles and Certificate of Merger with the Secretary of State of the State of Colorado merging the Old Corporation into Cine-Source Entertainment, Inc., (“The Surviving Corporation”), a Colorado corporation.  On April 26, 2004, the Company effected a 1-for-200 reverse stock split. Thereafter, on April 27, 2004, the name of The Surviving Corporation was changed to First Quantum Ventures, Inc. On April 13, 2006, The Surviving Corporation formed a wholly owned subsidiary, a Nevada corporation, under the name First Quantum Ventures, Inc., and on May 5, 2006 merged Surviving Corporation into First Quantum Ventures, Inc., the Nevada corporation.

On November 10, 2011, we acquired DiMi Telematics in a “reverse merger” as discussed elsewhere in this Current Report on Form 8-K.

Fiscal Year End

Following the closing of the Share Exchange Agreement pursuant to which we acquired DiMi Telematics, we changed our fiscal year end to August 31, so as to correspond to the fiscal year end of DiMi Telematics.

Employees

As of November 10, 2011, other than our officers and directors, we had no full time or part time employees.

Properties

We currently lease approximately 500 square feet of general office space at 290 Lenox Avenue, New York, NY 10027 from our Vice President – Operations.

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this report before making an investment decision. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you may lose part or all of your investment. This report also contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described below and elsewhere in this report.

Risk Factors Relating to Our Business

Our DiMi Platform Solution is currently being beta tested; however, we have not performed market studies and our attempts to commercialize DiMi may not be successful.

While our DiMi Software is being beta-tested and evaluated at several commercial and residential high rise buildings and no market studies have been performed to test the efficacy of DiMi and there is no assurance that DiMi will be accepted by real estate managers or others within our target markets. Unless DiMi is accepted as a valuable tool by end users, it is likely that we will have difficulty generating revenues and achieving profitability.

We are recently-formed, have not yet generated revenues and we anticipate that we will incur expenses and experience losses until such time as we are able to generate meaningful revenues.

DiMi Telematics is recently-formed and is in the beta testing phase of development of our DiMi software. We have not yet generated revenues or commenced revenue-producing activities. Our operating results for future periods will likely include significant expenses, including for product development, sales and marketing and administrative expenses, for which we may not generate sufficient revenues or have sufficient available capital. Our continuation as a going concern is contingent upon our ability to successfully develop and market our products, generate revenues, and, to the extent needed, secure additional financing. There is no assurance that we will obtain necessary capital as, when and to the extent needed. Our failure to generate meaningful revenues and ultimately profits may force us to curtail our plans, suspend our operations and possibly even liquidate our assets and wind-up and dissolve our Company. We may be unsuccessful in generating revenues or profits, in which case you will likely lose your investment.

If our products and services do not gain market acceptance, our operating results may be negatively affected.

We intend to pursue our strategy of growing the capabilities of our DiMi software offerings through our proprietary research and the development of new product enhancements and offerings. We believe that it will be important to our success that we: (i) enhance our products; and (ii) to seek to set the standard for DiMi capabilities. The primary market for our software and services is rapidly evolving which means that the level of acceptance of products and services that are planned for future release by the marketplace is not certain. If the markets for our products and services fail to develop, develop more slowly than expected or become subject to increased competition, our business may suffer. As a result, we may be unable to: (i) successfully market our products and services, (ii) develop new software products, services and enhancements to products and services, or (iii) complete products and services currently under development. In addition, increased competition could put significant pricing pressures on our products which could negatively impact our margins and profitability. If our products and services are not accepted by our customers or by other businesses in the marketplace, our business and operating results will be materially affected.

We are developing product enhancements to our DiMi software; however completion of development will require additional capital and we have no commitments for the necessary funding to complete product development.

We are in the process of developing enhancements to our DiMi software – Version DiMi 4.0 – which is being designed to provide for a number of technological enhancements and new user benefits being built into the system, including Voice Over Internet Protocol. However, we will require additional funding in order to complete product development and commercialize DiMi 4.0, and as of the date of this Report, we have no commitments for the necessary funding. Delays in our receipt of funding will delay completion of product of development and commercialization and corresponding revenue generation.

Our losses and other factors question our ability to continue as a going concern.

The financial statements appearing elsewhere herein have been prepared contemplating a continuation of the Company as a going concern. However, the Company has reported a net loss of $224,086 for the period from January 28, 2011 (inception) through August 31, 2011 and had an accumulated deficit of $224,086 as of August 31, 2011. The Company has net working capital of $88,133 as of August 31, 2011. Our ability to obtain additional financing depends on the availability of its borrowing capacity, the success of its growth strategy and its future performance, each of which is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond our control.

We will need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.

We have in the past and may in the future engage in related party transactions and our related party transactions are not approved by independent Board members and are not arms’ length transactions.

We acquired the assets relating to our DiMi solution from Roberto Fata, an executive officer and director and a founder of DiMi Telematics. Our acquisition of those assets was not negotiated at arms’ length and was not approved by an audit committee or other independent Board members. Moreover, the shares of common stock that we issued as consideration for the assets we acquired do not have a readily ascertainable value so that the number of shares and warrants we issued may not reflect the fair value of the assets we acquired. While we believe that the terms of our related party transactions are fair to us, we do not have independent confirmation of our belief. We may engage in related party transactions in the future that are not negotiated at arms’ length and may not be on more favorable terms as we could obtain from unrelated parties.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our future success will, to a large degree, be attributable to Barry Tenzer and Roberto Fata who founded the Company and serve as its executive officers and directors. Messrs. Tenzer and Fata are responsible for the management, sales and marketing, and operational expertise of our company and perform key functions in the operation of our business. Although we have no reason to believe that these individuals would discontinue their services with us, the loss of one or more of these key employees could have a material adverse effect upon our business, financial condition and results of operations. We do not currently have any written employment, confidentiality or non-competition agreements with these individuals.

If we do not continue to develop new technologically advanced products that successfully integrate with the software products and enhancements used by our customers, future revenues and our operating results may be negatively affected

Our success depends upon our ability to design, develop, test, market, license and support new software products and enhancements of current products on a timely basis in response to both competitive threats and marketplace demands. Recent examples of significant trends in the software industry include cloud computing, mobility, social media and software as a service (Saas). In addition, software products and enhancements must remain compatible with standard platforms and file formats. Often, we must integrate software licensed or acquired from third parties with our proprietary software to create or improve our products. If we are unable to achieve a successful integration with third party software, we may not be successful in developing and marketing our new software products and enhancements. If we are unable to successfully integrate third party software to develop new software products and enhancements to existing products, or to complete products currently under development which we license or acquire from third parties, our operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, our operating results will materially suffer. Also, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and, as a result, our business and operating results, as well as our ability to compete in the marketplace, would be materially harmed.

Our investment in our current research and development efforts may not provide a sufficient, timely return

The development of our DiMi software is a costly, complex and time-consuming process, and such an investment often involves a long wait until a return is achieved on such an investment. We make and will continue to make significant investments in software research and development and related product opportunities. Investments in new technology and processes are inherently speculative. Commercial success depends on many factors including the degree of innovation of the products developed through our research and development efforts, sufficient support from our strategic partners, and effective distribution and marketing. Accelerated product introductions and short product life cycles require high levels of expenditures for research and development. These expenditures may adversely affect our operating results if they are not offset by revenues increase. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts in order to maintain our competitive position. However, significant revenues from new product and service investments may not be achieved for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced for our current or historical products and services.

Product development is a long, expensive and uncertain process, and we may terminate one or more of our development programs.

We may determine that certain product candidates or programs do not have sufficient potential to warrant the continued allocation of resources. Accordingly, we may elect to terminate one or more of our programs for such product candidates. If we terminate a product in development in which we have invested significant resources, our prospects may suffer, as we will have expended resources on a project that does not provide a return on our investment and we may have missed the opportunity to have allocated those resources to potentially more productive uses and this may negatively impact our business operating results or financial condition.

Failure to protect our intellectual property could harm our ability to compete effectively

We are highly dependent on our ability to protect our proprietary technology. We rely on a combination of copyright, patent, trademark and trade secret laws, as well as non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We intend to protect our rights vigorously; however, there can be no assurance that these measures will, in all cases, be successful. Enforcement of our intellectual property rights may be difficult, particularly in some countries outside of North America in which we seek to market our products. While U.S. and Canadian copyright laws, international conventions and international treaties may provide meaningful protection against unauthorized duplication of software, the laws of some foreign jurisdictions may not protect proprietary rights to the same extent as the laws of Canada or of the United States. The absence of internationally harmonized intellectual property laws makes it more difficult to ensure consistent protection of our proprietary rights. Software piracy has been, and is expected to be, a persistent problem for the software industry, and piracy of our products represents a loss of revenue to us. Despite the precautions we have taken, unauthorized third parties, including our competitors, may be able to: (i) copy certain portions of our products; or (ii) reverse engineer or obtain and use information that we regard as proprietary. Also, our competitors could independently develop technologies that are perceived to be substantially equivalent or superior to our technologies. Our competitive position may be adversely affected by our possible inability to effectively protect our intellectual property.

Other companies may claim that we infringe their intellectual property, which could materially increase costs and materially harm our ability to generate future revenues and profits.

Claims of infringement are becoming increasingly common as the software industry develops and as related legal protections, including patents, are applied to software products. Although we do not believe that our products infringe on the rights of third parties, third parties have and will continue to assert infringement claims against us in the future. Although most of our technology is proprietary in nature, we do include certain third party software in our products. In these cases, this software is licensed from the entity holding the intellectual property rights. Although we believe that we have secured proper licenses for all third-party software that is integrated into our products, third parties may continue to assert infringement claims against us in the future, including the sometimes aggressive and opportunistic actions of non-practicing entities whose business model is to obtain patent-licensing revenues from operating companies, such as us. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on reasonable terms. In addition, such litigation could be time-consuming, disruptive to our ability to generate revenues or enter into new market opportunities and may result in significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework our products to avoid infringement of third party rights to ensure they comply with judicial decisions. Typically our agreements with our partners and end-users contain provisions which require us to indemnify them for damages sustained by them as a result of any infringement claims involving our products. Any of the foregoing results of an infringement claim could have a significant adverse impact on our business and operating results as well as our ability to generate future revenues and profits.

We have not adopted various corporate governance measures, and as a result stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. However, to the extent an active public market develops for our securities, of which there is no assurance, and we seek to have our common stock listed on a national securities exchange, such legislation will require us to make changes to our current corporate governance practices. Those changes may be costly and time-consuming. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our stockholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

Most of our current and potential competitors have greater name recognition, financial, technical and marketing resources, and more extensive customer bases and industry relationships than we do, all of which could be leveraged to gain market share to our detriment.

Numerous companies compete with us in the development and marketing of products designed to for the M2M marketplace. Our future performance will depend in large part upon our ability to provide customers with tools that are superior to those provided by our competitors. However, many of our competitors are better positioned to take advantage of the current demand for products similar to ours. In addition, competitive pressures may necessitate price reductions, which can adversely affect revenues and profits. If we are not competitive in our ongoing product research and development efforts, our products may become obsolete, or be priced above competitive levels. We cannot guarantee that competitors will not introduce comparable or technologically superior products, which are priced more favorably than our products, or that we will operate profitably in the future.

Some current and potential competitors have longer company operating histories, larger customer and seller bases and greater brand recognition. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to attracting government contracts and grants. Increased competition may result in reduced operating margins, loss of market share and diminished value of our brand. We may be unable to compete successfully against current and future competitors.

In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could harm our business. For example, we may implement promotional campaigns, or reduce our pricing even further in order to remain competitive. New technologies may increase the competitive pressures by enabling our competitors to offer lower-cost products.

Risks Related to our Common Stock

There is currently no market for our securities and there is no assurance that an active market will develop or be sustained.

While our common stock is listed for trading on the OTC Bulletin Board, there is currently no active market for our shares and there is no assurance that a market will develop. The development of a market for our shares will require interest by one or more market makers and, at this stage of our development there is no reason to believe that our shares will attract the interest of market makers. Even if a market in our shares does develop, there is no assurance that the market will be active or that it will be sustained. In the absence of an active and sustained market, investors may have difficulty in selling our shares; and there is no assurance that our shares can be sold for a profit or at all.

The tradability of our common stock will be limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Our controlling stockholders may take actions that conflict with your interests.

As of the date of this Current Report, one shareholder beneficially owns approximately 60% of our outstanding common stock. As a result, this shareholder will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have the ability to exert significant control over our management and policies. The directors elected by this stockholder will be in a position to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

The future issuance of our authorized but unissued shares could adversely affect the market price for our shares.

We are authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of undesignated preferred stock, of which 101,879,232 shares of common stock and no shares of preferred stock are currently issued and outstanding (after giving effect to our issuance of 87,150,000 shares in connection with our acquisition of DiMi Telematics and the cancellation of 15,000,000 shares of common stock following the closing of the acquisition). Until such time, if any, as we become self-sustaining, we may issue additional shares in payment of indebtedness and/or for other purposes relating to our ability to continue as a going concern. The issuance of additional shares of common stock or preferred stock, or the issuance of securities convertible into common stock or preferred stock, will result in further dilution to our stockholders.

Our issuance of "blank check" preferred stock could adversely affect holders of our Common Stock.

Our Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares. Although we have no present intention to issue any shares of our preferred stock, there can be no assurance that we will not do so in the future.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This report includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

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Our ability to fund our operations;

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Products under testing and development and the timing of their commercialization;

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Public acceptance for our products;

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Our ability to successfully market our products;

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Our ability to develop and incorporate enhancement and updates into products;

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The success of our beta testing;

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Our ability to retain qualified personnel; and

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Other statements made by us from time to time in the filings we make with the Securities and Exchange Commission.

You should read thoroughly this report and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in “Risk Factors.” Other sections of this report include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

FINANCIAL INFORMATION

Included as an exhibit to this Current Report on Form 8-K are the audited financial statements of DiMi Telematics as of August 31, 2011, and for the period January 28, 2011 (inception) through August 31, 2011.

Also included as an exhibit to this Current Report on Form 8-K are pro-forma financial information as of June 30, 2011 and for the period through August 31, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Quarterly Report constitute "forward-looking statements". These statements, identified by words such as “plan”, "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the caption "Management's Discussion and Analysis or Plan of Operation" and elsewhere in this report. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”).

Overview

First Quantum Ventures, Inc., (“FQVE” or the “Company”) was originally formed as Cine-Source Entertainment, Inc., a Colorado Corporation, on July 29, 1988. Pursuant to a Plan of Merger dated February 24, 2004, the Old Corporation filed Articles and Certificate of Merger with the Secretary of State of the State of Colorado merging the Old Corporation into Cine-Source Entertainment, Inc., (“The Surviving Corporation”), a Colorado Corporation. A previous controlling shareholder group of the Old Corporation arranged the merger for business reasons that did not materialize. On April 26, 2004, the Company effected a 1-for-200 reverse stock split. Thereafter, the name of the surviving corporation was changed to First Quantum Ventures, Inc., on April 27, 2004. On April 13, 2006 the Surviving Corporation formed a wholly owned subsidiary, a Nevada Corporation named First Quantum Ventures, Inc., and on May 5, 2006 merged Surviving Corporation into First Quantum Ventures, Inc., the Nevada Corporation.

On October 28, 2011, First Quantum Ventures entered into a Share Exchange Agreement with DiMi Telematics, Inc. shareholders. Pursuant to the agreement, First Quantum Ventures issued 87,450,000 shares of common stock and warrants to purchase 12,975,000 shares of commons tock in exchange for all outstanding shares and warrants to purchase common shares of DiMi Telematics, Inc., First Quantum Ventures, Inc. received 145,750,000 shares of common stock and warrants to purchase 21,625,000 shares of common stock of DiMi Telematics. The Exchange qualifies as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of each jurisdiction where any of the stockholders reside. As a result of the Share Exchange Agreement, DiMi Telematics, Inc. has become a subsidiary of First Quantum Ventures, Inc. The Company will assume operation of DiMi Telematics, Inc. and enter the Telematics/M2M industry.

The Company designs, develops and distributes Machine-to-Machine (M2M) communications solutions used to remotely track, monitor, manage and protect multiple mobile and fixed assets in real-time from virtually any web-enabled desktop computer or mobile device. Through our proprietary software and hosted service offerings, DTI is endeavoring to capitalize on the pervasiveness and data transport capabilities of wireless networks in order to facilitate communications and process efficiencies between commercial and industrial business owners/managers and their respective networked control systems, sensors and devices.

The Company is focused on the M2M market segments in which we can provide highly differentiated and value-driven solutions capable of unleashing tangible productivity gains, material cost reductions and quantifiable risk mitigation across an enterprise. Aside from the oversight and administration of our corporate, financial and legal affairs by the executive management team, our Company’s operating activities are centralized in three core areas:

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Sales and Marketing, which will employ both direct and indirect sales models utilizing an in-house business development team, partners and resellers and self-service through a service on-demand web interface.

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Operations, which will be responsible for managing daily activities related to monitoring and administering our cloud-based server operations; 24/7 client service/help desk; professional services and installation support; and quality assurance and testing of our DiMi software and hosting platform, as well as the implementation and ongoing administration of our hosted clients’ M2M communications platforms.

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Product Development, which will be charged with enhancing our existing M2M software applications and services and introducing new and complementary hosted products and applications on a timely basis. We anticipate that the creative formulation of enhancements and new product conceptualization will be performed in-house by our officers and directors. Thereafter, we intend to outsource software enhancement and product development to outside third parties.

PLAN OF OPERATION

Product Development Plan

Product Development will be charged with enhancing our existing M2M software applications and services and introducing new and complementary hosted products and applications on a timely basis.

The primary building blocks of machine-to-machine (M2M) technology on which DiMi Telematics has focused its development activities have been and will remain:

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Building an expert knowledge base of existing and emerging electronics/technologies that enable geo-location, remote monitoring and control, auto-diagnostics and object identification;

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Engagement of a cloud computing platform that enables ubiquitous, scalable and on-demand network access;

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Development of proprietary software that controls two-way communication events, acts on predefined rules and delivers users a customized web interface that is accessible 24/7 from any web-enabled computer or device anywhere on Earth; and

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Information systems that enable users to process management solutions that allow for exploiting the information gathered for intelligent decision-making purposes and enhanced situational awareness.

The Company’s proprietary M2M solutions utilize a cloud-based, two-way communications delivery platform, marketed as “DiMi.” Leveraging the power, scalability and flexible turnkey advantages of DiMi’s patent-pending software and hosting platform, users are able to remotely track, monitor, manage and protect multiple mobile and fixed assets in real-time from virtually any web-enabled desktop computer or mobile device while located anywhere in the world.

DiMi features a robust, customized interface that gives its users secure command and control functionality of multiple remote, connected sensors, alarms and diagnostic devices. Moreover, the intuitive DiMi framework readily adapts to and integrates both new and legacy monitoring/sensing equipment – irrespective of make, model or manufacturer – providing for simplified, economical M2M deployments.

DiMi is delivered as a monthly, hosted service that puts critical information into the palm of its user’s hands with no major hardware investments. Our hosting platform can be tailored for each customer to create secure and reliable end-to-end connectivity between their specific remote connected equipment and DiMi’s proprietary web interface

Marketing Plan

Strategically, the Company is focused on the M2M market segments in which we can provide highly differentiated and value-driven solutions capable of unleashing tangible productivity gains, material cost reductions and quantifiable risk mitigation across an enterprise.

We have also taken – and will continue to take – the necessary steps to secure the proprietary aspects of our applications through patent filings in the U.S. and in key international markets. Moreover, we intend to remain focused on proactively developing best-of-breed Internet-enabled M2M solutions that will effectively meet the evolving needs of our primary target market, namely web-based remote asset tracking, management and control with applications in the commercial, industrial, educational, government and military sectors.

At that time, DTI intends to concentrate its DiMi commercialization efforts on marketing the solution to property management companies, commercial property developers, government/military installations, industrial facilities, retail and restaurant chains, colleges and universities, fleet managers, and any business or institutional concern with valuable fixed and mobile assets requiring remote surveillance, regular maintenance or general oversight.

In order to achieve accelerated market penetration and sustainable, recurring revenue from a global customer base, The Company expects to ultimately adopt a hybrid sales and marketing model involving direct sales (Solutions Team); channel sales (via leading Value-Added Resellers (VARs) and distributors dedicated to niche market applications that DiMi is capable of addressing in target domestic and international markets); and strategic marketing and integration collaborations with industry leading system integrators, Original Equipment Manufacturers (OEMs) and large cellular carriers and dealers.

Competition

We believe we have a competitive advantage and are uniquely positioned as an M2M solution-centric business since our M2M communications platform is hardware-agnostic, and our hosting environment is in the cloud – this gives us the ability to help businesses lower their IT infrastructure costs and management requirements while improving performance, scalability and flexibility.

Our consultative approach to enabling hosted M2M technologies for our clients – as well as the attention we give to their specific needs, requirements and circumstances – are critical competitive differentiators that we are dedicated to preserving and nurturing as we grow. Moreover, prudent and timely integration of new and emerging digital and web technologies into our M2M communications platform will remain an underpinning mission for DTI if we are to earn and maintain distinction as a recognized industry leader.

Employees

As of August 31, 2011, other than its officers and directors, the Company employed no full time and no part time employees.

Subsidiaries

In accordance with the Share Exchange Agreement dated October 28, 2011, DiMi Telematics, Inc. became a subsidiary of the Company.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2011, we had cash and cash equivalents of $117,382. The Company has current liabilities of $29,249 consisting of accounts payable. We have a net working capital of $88,133.

The accompanying financial statements have been prepared contemplating a continuation of the Company as a going concern. The Company has reported a net loss of $224,086 and had an accumulated deficit of $224,086.

We have not generated positive cash flows from operating activities. The primary source of capital has been from the sale of equity securities. Our primary use of capital has been for professional fees, and general and administrative costs. Our working capital requirements are expected to increase in line with the growth of our business.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 10, 2011, and following our acquisition of DiMi Telematics, we had 101,879,232 shares of common stock issued and outstanding. The following table sets forth information known to us relating to the beneficial ownership of such shares as of such date by:

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each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;

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each director;

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each named executive officer; and

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all named officers and directors as a group.

The table gives effect to (a) the issuance of 87,450,000 shares of our common stock to the shareholders of DiMi Telematics and (b) the cancellation of 15,000,000 shares of our common stock following the closing of the share exchange.

Unless otherwise indicated, the business address of each person listed is in care of DiMi Telematics at 290 Lenox Avenue, New York, NY 10027. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Roberto Fata	24,000,000 (1)	21.07%
Barry Tenzer	10,800,000	10.60%
Officers and Directors as a group (2 persons)	34,800,000 (1)	30.56%
Lyle Hauser (2)	60,960,000	59.84%

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(1)

Consists of 12,000,000 outstanding shares and 12,000,000 shares issuable upon exercise of currently outstanding warrants exercisable until August 31, 2015 at $.10 per share.

(2)

Mr. Hauser’s address is 1000 Quayside Terrace, Suite 1810, Miami, FL 33138.

DIRECTORS AND EXECUTIVE OFFICERS

Officers and Directors

In connection with the Share Exchange and change of control of the Company described in this Current Report on Form 8-K, we have appointed the following individuals to serve as our executive officers and directors:

Name	Title(s)
Barry Tenzer	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Roberto Fata	Executive Vice President – Business Development and Director

Barry Tenzer, age 79, served as President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of DiMi Telematics prior to the Share Exchange, and assumed those duties with the Company following the Share Exchange. Mr. Tenzer founded, managed and served as a board member of numerous private and public companies operating in a broad range of industries, including real estate, property management, construction, legal services, commercial packaging, cemetery, auto sales and chartered aviation services. From 1968 to 1981, he was General Partner of 527 Madison Avenue Company NY, LP, and No. 34th St. Company, L.P., and Limited Partner in approximately 20 real estate investments. From 1976 to 2003, Mr. Tenzer was the CEO of HIG Corporation, which owned and operated six cemeteries in Maryland, Virginia and Florida. From 1997 to 2003, Mr. Tenzer also founded and served as President and CEO of Motorcars Auto Group, Inc., a company engaged in the ownership and operation of exotic, high performance car dealerships and auto accessory businesses. Mr. Tenzer currently serves as General Partner of Northerly Company, a real estate partnership. Mr. Tenzer graduated from Cornell University, where he was awarded his BA degree, in 1953, and from NYU Law School, where he earned his LLB, in 1956. Mr. Tenzer was admitted to the New York Bar in 1957 and practiced law in private practice until 1961.

Roberto Fata, age 43, served as Executive Vice President – Business Development and Director of DiMi Telematics prior to the Share Exchange, and assumed those duties with the Company following the Share Exchange. Since 1991, Mr. Fata has been employed by the FATA Organization, a New York City-based real estate company that has owned and managed commercial and residential properties in Manhattan, New York for over 70 years. As the firm’s President and Managing Director, he has played a leadership role in the revitalization of Harlem, one of Manhattan’s most famous neighborhoods. He currently serves on the Board of Directors for both the Greater Harlem Board of Realtors and the 125th Street Business Improvement District. In 2006, Mr. Fata founded DiMi PA, Inc. to commercialize DiMiSpeaks, a facility management software and hosting solution that he developed to better manage the many building operating systems that support all of the FATA Organization’s real estate properties. In 2010, Mr. Fata sold the assets of DiMi PA to DiMi Telematics and he now serves as Executive Vice President of Business Development and a Director.

Terms of Office

Our directors are appointed for one-year terms to hold office until the next annual meeting of the holders of our common stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until they resign or are removed by our board of directors.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led to our conclusion that such person should be serving as a member of our Board of Directors as of the date of this report in light of our business and structure. In addition to their individual skills and backgrounds which are focused on our industry as well as financial and managerial experience, we believe that the collectively skills and experience of our Board members are well suited to guide us as we make the transition from a company with limited operations to a company which seeks to expand through acquisitions.

Barry Tenzer’s extensive involvement in real estate ventures, and managerial experience in operating and advising a wide range of public and private companies, offers us valuable insight into company operations and management.

Roberto Fata has been employed by the FATA Organization, a New York City-based real estate company that has owned and managed commercial and residential properties in Manhattan, New York for over 70 years, for approximately 20 years. Mr. Fata’s experience in the real estate business and his role in the development of the Company’s proprietary software, make him a critical resource in our quest to commercialize our DiMi Solution.

Committees of our Board of Directors

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committees performing a similar functions. The functions of those committees are currently undertaken by Board of Directors as a whole. Because we have only two directors, neither of which is independent, we believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance, particularly under circumstances where a substantial majority of our outstanding shares are controlled by one individual (who has approved the appointment of our directors) and at a time when our resources do not permit us to obtain officers’ and directors’ liability insurance.

Stockholder Nominees for Directors

We do not yet have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not yet adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size, early stage of development and lack of officers’ and directors’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Audit Committee Financial Expert

Barry Tenzer, our President, Chief Executive Officer, Chief Operating Officer and a Director, is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or, in the absence of an audit committee, of the Board of Directors who:

•

understands generally U.S. GAAP and financial statements,

•

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•

understands internal controls over financial reporting, and

•

understands audit committee functions.

Code of Ethics

A Code of Ethics is a written standard designed to deter wrongdoing and to promote:

•

honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•

compliance with applicable laws, rules and regulations,

•

the prompt reporting of any violation of the code, and

•

accountability for adherence to the Code of Ethics.

We have not yet adopted a Code of Ethics but expect to consider and approve a Code of Ethics in the near term.

Communication with the Board of Directors

The Board recommends that communications with the Board be initiated, in writing, addressed to:

DiMi Telematics, Inc.

 Attention: Corporate Secretary

290 Lenox Avenue, Second Floor
New York, New York 10027

This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us (including First Quantum Ventures, Inc. and DiMi Telematics, Inc.) in 2011 and 2010 for our then principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at June 30, 2011 (with respect to First Quantum) and August 31, 2011 (with respect to DiMi Telematics). The value attributable to any option awards is computed in accordance with FASB ASC Topic 718.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew Godfrey, Former CEO, President and CFO (1)	2011 2010	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --

Barry Tenzer, CEO, CFO, President, Secretary (2)	2011 2010	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --

Officer Compensation Arrangements

None of our executive officers is presently compensated for his services as such and we are not a party to any written or verbal agreements with any of our executive officers relating to the payment of compensation or other remuneration.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of our named executive officer outstanding at June 30, 2011 (with respect to First Quantum) and August 31, 2011 (with respect to DiMi Telematics):

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew Godfrey, Former CEO, President and CFO (1)	--	--	--	--	--	--	--	--	--

Barry Tenzer, CEO, CFO, President, Secretary (2)	--	--	--	--	--	--	--	--	--

———————

(1)

Mr. Godfrey resigned his positions with the Company on November 10, 2011 at the closing of our acquisition of DiMi Telematics.

(2)

Mr. Tenzer became our Chief Executive Officer, President and Secretary on November 10, 2011 at the closing of our acquisition of DiMi Telematics.

Compensation of Directors

We have not established standard compensation arrangements for our directors and neither First Quantum Ventures, Inc. nor DiMi Telematics has any agreements or understandings to compensate directors for their services as such.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the two preceding fiscal years, we did not enter into any transaction, nor is any transaction currently proposed, in which any we were or are to be a participant and in which any related person had or will have a direct or indirect material interest, except as follows:

On or about July 31, 2011, Dimi Telematics entered into an Asset Purchase Agreement with Roberto Fata pursuant to which Mr. Fata sold to Dimi Telematics and DiMi Telematics purchased from Fata, certain specified assets used in the remote monitoring and control of building management systems through unique software interface. The assets included without limitation, the DiMi M2M solution and related intellectual property. No liabilities of Mr. Fata were assumed in connection with the transaction. The purchase price of the assets consisted of 18,000,000 million shares of Dimi Telematics common stock and four-year warrants to purchase an additional 18,000,000 shares of DiMi Telematics at an exercise price of $.10 per share. The 18,000,000 shares and 18,000,000 warrants issued to Mr. Fata were exchanged for 10,800,000 shares of our common stock and warrants to purchase 10,800,000 shares of our common stock (exercisable at $.10 per share until July 31, 2015) at the closing of the share exchange agreement between First Quantum Ventures, Inc. and the shareholders of DiMi Telematics.

By addendum to the Asset Purchase Agreement, Roberto Fata agreed to provide DiMi Telematics with approximately 500 square feet of office space in facilities controlled by Mr. Fata located at 290 Lenox Avenue, New York, New York 10027 for a period of three years expiring August 31, 2014. As consideration therefore, DiMi Telematics issued to Mr. Fata 2,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock of DiMi Telematics, exercisable at $.10 per share. The 2,000,000 shares and 2,000,000 warrants issued to Mr. Fata were exchanged for 1,200,000 shares of our common stock and warrants to purchase 1,200,000 shares of our common stock (exercisable at $.1667 per share until August 31, 2015) at the closing of the share exchange agreement between First Quantum Ventures, Inc. and the shareholders of DiMi Telematics.

On or about November 10, 2011, in connection with our acquisition of DiMi Telematics, Kesgood Company, Inc., which immediately prior to the share exchange beneficially owned 20,000,000 shares, or approximately 68% of our issued and outstanding common stock, surrendered 15,000,000 of such shares to us for cancellation.

LEGAL PROCEEDINGS

We (including our subsidiary) are not a party to, nor is any of our property subject to, any material legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading Market

Our common stock is authorized for quotation in the over-the-counter market on the OTC Bulletin Board under the symbol “FQVE.” There is no established trading market for our securities.

Dividend Policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Nevada law we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Record Holders

There are approximately 40 record holders of our common stock. Record holders exclude persons who hold our common stock in street name.

Equity Compensation Plans

As of the date of this Current Report, we have not established any equity compensation plan, including individual compensation arrangements, under which any of our equity securities have been reserved for issuance. We intend to establish one or more equity compensation plans in the near term.

Recent Sales of Unregistered Securities

Please see Item 3.02 - “Unregistered Sales of Equity Securities,” of this Current Report on Form 8-K.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of (a) 500,000,000 shares of common stock, par value $0.001 per share and (b) 10,000,000 shares of undesignated preferred stock, the designations and attributes of which are left for future determination by our Board of Directors.

As of the date of this Current Report on Form 8-K and after giving effect to the issuance of 87,450,000 shares in connection with our acquisition of DiMi Telematics, and the cancellation of 15,000,000 shares at the closing of the acquisition, there were (a) 101,879,232 shares of our common stock outstanding and (b) no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be designated and issued with such rights, preferences, powers, qualifications and limitations as may be determined by the Board of Directors and set forth in a filing made with the Secretary of State of the State of Nevada.

Common Stock Purchase Warrants

As of the date of this Current Report on Form 8-K, we had outstanding common stock purchase warrants to purchase 12,975,000 shares of our common stock. The warrants are exercisable until various dates through September 30, 2015, at an exercise prices ranging from $.1667 to $.25 per share.

Options to Purchase Common Stock

As of the date of this Current Report on Form 8-K, we had no outstanding options to purchase shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Under our Bylaws, we shall indemnify an officer or director to the fullest extent permitted by Nevada General Corporation Law. We may advance expenses incurred in defending a proceeding by reason of the person being a director or officer, upon receipt of an undertaking from that person to repay this advance if it is ultimately determined that they were not entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (http://www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02   Unregistered Sale of Equity Securities

Under the Share Exchange Agreement described in Item 1.01 of this report, we exchanged 87,450,000 shares of our common stock and warrants to purchase 12,975,000 shares of common stock for all of the issued and outstanding common stock and warrants of Dimi Telematics.

The issuance of our common stock in exchange for the issued and outstanding shares of DiMi Telematics was exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that Act and the rules and regulations thereunder.

Item 4.01   Changes in Registrant’s Certifying Accountant

On November 14, 2011, First Quantum Ventures, Inc. received a letter from Malcolm Pollard, Inc. (“Malcolm Pollard”) resigning as the Company’s independent registered public accountants, due to the retirement of the firm’s principal from PCAOB practice. Malcolm Pollard audited our financial statements for the year ended June 30, 2010. The dismissal of Malcolm Pollard was approved by our Board of Directors on November 10, 2011. Malcolm Pollard did not resign or decline to stand for re-election.

The report of Malcolm Pollard dated September 28, 2011 on our balance sheet as of June 30, 2011 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended June 30, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contains an explanatory paragraph which raises substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding the resignation of Malcolm Pollard we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Malcolm Pollard would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On November 11, 2011, we engaged L. L. Bradford & Company, LLC (“Bradford & Company”) as our independent registered public accounting firm. During our two most recent fiscal years and the subsequent interim period prior to retaining Bradford & Company (1) neither we nor anyone on our behalf consulted Bradford & Company regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Bradford & Company did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Malcolm Pollard with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Malcolm Pollard will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Item 5.01   Changes in Control of Registrant

The former shareholders of DiMi Telematics have acquired a majority of our outstanding capital stock, as more fully set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.01.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the closing of the Share Exchange, our sole officer and director resigned and Barry Tenzer and Roberto Fata became our officers and directors, as more fully set forth in Item 1.01 of this Current Report on Form 8-K which is incorporated by reference into this Item 5.02.

Item 9.01   Financial Statements and Exhibits.

(a)

The following audited financial statements of DiMi Telematics, Inc. are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

•

Report of Independent Registered Public Accountants;

•

Statements of Operations for the period from January 28, 2011 (inception) through August 31, 2011;

•

Balance Sheet as at August 31, 2011;

•

Statement of Equity for the period from January 28, 2011 (inception) through August 31, 2011;

•

Statements of Cash Flows for the period from January 28, 2011 (inception) through August 31, 2011; and

•

Notes to Financial Statements.

(b)

The following unaudited pro-forma financial information is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference:

•

Pro-forma Balance Sheet as of June 30, 2011 (unaudited); and

•

Pro-forma Statement of Income (Loss) for the period ended August 31, 2011 (unaudited).

(c)

Shell company transactions.

Included in this Current Report on Form 8-K are the audited financial statements of DiMi Telematics, Inc. and the unaudited pro forma financial information required by Article VIII of Regulation S-X.

(d)	Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated July 29, 2011
10.2	Share Exchange Agreement dated October 28, 2011
16	Letter from Former Auditors*
99.1	Audited financial statements of DiMi Telematics, Inc. as of August 31, 2011 and for the period from January 28, 2011 (inception) through August 31, 2011
99.2	Unaudited pro forma balance sheet as of June 30, 2011 and unaudited pro forma statements of operations through August 31, 2011

———————

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Quantum Ventures, Inc.

Date: November 15, 2011	By:	/s/ Barry Tenzer
Barry Tenzer President

Exhibit No.	Description
10.1	Asset Purchase Agreement dated July 29, 2011
10.2	Share Exchange Agreement dated October 28, 2011
99.1	Audited financial statements of DiMi Telematics, Inc. as of August 31, 2011 and for the period from January 28, 2011 (inception) through August 31, 2011
99.2	Unaudited pro forma balance sheet as of June 30, 2011 and unaudited pro forma statements of operations through August 31, 2011